Exhibit 4.1

                                  BIOTIME, INC.
                             1992 STOCK OPTION PLAN
                                  (as amended)


                                    ARTICLE I

                                     GENERAL

         1.       PURPOSE

         This BioTime, Inc. 1992 Stock Option Plan (the "Plan") is intended to increase incentive and to encourage stock ownership on the part of selected key employees, consultants, professionals, and members of the scientific advisory board of BioTime, Inc. (the "Company"), and other individuals whose efforts may aid the Company, other corporations which may become subsidiaries or a parent of the Company. Except where the context obviously requires otherwise, as used in this Plan, the term "Company" includes BioTime, Inc. and any corporation that is or becomes a parent or subsidiary, as defined in Section 425 of the Internal Revenue Code of 1986, as amended (the "Code"), of BioTime, Inc. It is also the purpose of the Plan to provide such employees, consultants, and other individuals with a proprietary interest, or to increase their proprietary interest, in the Company and to encourage them to remain in the employ of the Company or to continue to provide consulting, professional, or advisory services to the Company. It is intended that certain options granted pursuant to the Plan shall constitute incentive stock options within the meaning of Section 422(b) of the Code and that certain other options granted pursuant to the Plan shall not constitute incentive stock options ("nonqualified stock options").

         2.       ADMINISTRATION

         The Plan shall be administered by the Company's Board of Directors (the "Board") or, in the discretion of the Board, by a committee (the "Committee") of not less than two members of the Board; provided, that options may be granted to officers and directors of the corporation only by the Board or by a Committee all of the members of which are "Non-Employee Directors" as such term is defined in paragraph (b)(3)(i) of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. No member of the Committee shall grant to himself or herself any options under the Plan or options, stock or stock appreciation rights under any other stock option or stock bonus plan of the Company or any of its affiliates while serving on the Committee. The Committee's interpretation and construction of any term or provision of the Plan or of any option granted under the Plan shall be final, unless otherwise determined by the Board, in which event such determination by the Board shall be final. The Board or the Committee may from time to time adopt rules and regulations for carrying out this Plan and, subject to the provisions of this Plan, may prescribe the form or forms of the instruments evidencing any option granted under this


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Plan. No member of the Board or the Committee  shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under the Plan.

         Subject to the provisions of this Plan, the Board or the Committee, by delegation from the Board, shall have full and final authority in its discretion to select the eligible persons to whom options are granted, to grant such options and to determine the number of shares to be subject thereto, the exercise prices, the terms of exercise, expiration dates and other pertinent provisions of such options. The Board may delegate to the Committee the power to make all determinations with respect to the Plan, or may delegate to the Committee only certain aspects of Plan administration, such as selecting officers and directors for participation and decisions concerning the timing, pricing, and amount of a grant or award of options.

         3.       ELIGIBILITY.

         Subject to Section 2 of this Article I, the persons who shall be eligible to receive options under the Plan shall be such officers and key employees (including directors who are also salaried employees of the Company) of the Company as the Board (or the Committee if designated by the Board) shall select. In addition, directors, consultants, professionals (such as accountants and lawyers), members of the Company's scientific advisory board, and independent contractors of the Company who are not also salaried employees of the Company shall be eligible to receive nonqualified stock options (but such persons shall not be eligible to receive incentive stock options). The terms "officers and key employees" as used herein shall mean such key employees as may be determined by the Board (or the Committee if designated by the Board) in its sole discretion.

         4.       SHARES OF STOCK SUBJECT TO THE PLAN.

         The shares that may be issued under the Plan shall be authorized and unissued or reacquired Common Shares of the Company (the "Common Shares"). The aggregate number of shares which may be issued under the Plan shall not exceed 600,000 Common Shares, unless an adjustment is required in accordance with
Article III.

         5.       AMENDMENT OF THE PLAN.

         The Board may, insofar as permitted by law, from time to time, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that no such amendment shall alter or impair or diminish any rights or obligations under any option theretofore granted under the Plan, without the consent of the person to whom such option was granted, except as permitted under
Section 8 of this Article I. In addition, without further shareholder approval, no such amendment shall increase the number of shares subject to the Plan (except as authorized by Article III), change the designation in Section 3 of
Article I of the class of persons eligible to receive options under the Plan, extend the term during which options may be exercised, or extend the final date upon which options under the Plan may be granted.


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         6.       APPROVAL OF SHAREHOLDERS.

         All options granted under the Plan before the Plan is approved by affirmative vote of the holders of a majority of the Common Shares present and eligible to vote at the next meeting of shareholders of the Company, or any adjournment thereof, shall be subject to such approval. No option granted hereunder may become exercisable unless and until such approval is obtained.

         7.       TERM OF PLAN.

         Options may be granted under the Plan until June 30, 2002, the date of termination of the Plan. Notwithstanding the foregoing, each option granted under the Plan shall remain in effect until such option has been exercised or terminated in accordance with its terms and the terms of the Plan.

         8.       LISTING, REGISTRATION, QUALIFICATION, AND CONSENTS.

         All options granted under the Plan shall be subject to the requirement that, if at any time the Board or the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to options granted under the Plan, upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issuance, if any, or purchase of shares in connection therewith, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board or the Committee. Furthermore, if the Board or the Committee determines that any amendment to any option (including, but not limited to, an increase in the exercise price) is necessary or desirable in connection with the registration or qualification of any of its shares under any state securities or "blue sky" law, then the Board or the Committee shall have the unilateral right to make such changes without the consent of the optionee.

         9.       NONASSIGNABILITY.

         No option shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder; provided, that, to facilitate the optionee's financing of the exercise of an option, the Board or Committee may permit the assignment of an option to a broker-dealer that is a member of the National Association of Securities Dealers if such broker-dealer acquires such option for the purpose of immediate exercise and sale of the underlying Common Shares. During the lifetime of the optionee, the option shall be exercisable only by the optionee, and no other person shall acquire any rights therein, except as permitted by the preceding sentence. The designation of a beneficiary by an optionee does not constitute transfer.



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         10.      WITHHOLDING TAXES.

         Whenever Common Shares are to be issued upon the exercise of any option under the Plan, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.

         11.      DEFINITION OF "FAIR MARKET VALUE".

         For the purposes of this Plan, the term "fair market value," when used in reference to the date of grant of an option or the date of surrender of Common Shares in payment for the purchase of shares pursuant to the exercise of any option, as the case may be, shall mean the amount determined by the Board or the Committee as follows:

         (a) If the shares are listed or have unlisted trading privileges on a national securities exchange, the shares shall be valued at their last sale price on the principal national securities exchange (measured by volume of transactions in such shares) on which such securities shall have traded, or, if available, such sales price as reported on the composite tape, on the last trading day immediately preceding the date of grant or surrender.

         (b) If the shares are included in the National Market System of the Nasdaq Stock Market, the shares shall be valued at their last sale price on the last trading day immediately preceding the date of grant or surrender as reported in the price quotations for the National Market System in The Wall Street Journal, if such a trade occurs.

         (c) If the shares are described in either subparagraph (a) or (b) above but were not traded on the last trading day immediately preceding the date of grant or surrender, or if prices of the shares are quoted in the Nasdaq Stock Market (but not the National Market System), or if prices of the shares are published by the National Quotation Bureau, Inc., then the shares shall be valued at the last sale price on the last trading day immediately preceding the date of grant or surrender as reported in The Wall Street Journal, if such a trade occurs; or if no such trade occurs, the average of the last bid and last asked prices reported in the Wall Street Journal or published by the National Quotation Bureau within the 30 days prior to the date of grant or surrender.

         (d) If the shares are not  described in and valued under  subparagraphs
(a), (b) or (c) above, then the shares shall be valued by the Board or the Committee, in its sole judgement, in good faith.

         (e) If the shares are listed or traded on a national securities exchange and are included in the Nasdaq Stock Market (whether or not included in the National Market System), the Board or the Committee may, in its sole judgment and good faith, determine to value the shares under subparagraphs (a),
(b) or (c).



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                                   ARTICLE II

                                  STOCK OPTIONS


         1.       AWARD OF STOCK OPTIONS.

         Awards of stock options may be made under the Plan under all the terms and conditions contained herein. However, in the case of incentive stock options, the aggregate fair market value (determined as of the date of grant of the option) of the Common Shares with respect to which incentive stock options are exercisable for the first time by such officer or key employee during any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000. The date on which any option is granted shall be the date of the Board's or the Committee's authorization of such grant or such later date as may be determined by the Board or the Committee at the time such grant is authorized.

         2.       TERM OF OPTIONS AND EFFECT OF TERMINATION.

         Notwithstanding any other provision of the Plan, an option shall not be exercisable after the expiration of ten (10) years from the date of its grant. In addition, notwithstanding any other provision of the Plan, no incentive stock option granted under the Plan to a person who, at the time such option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation, shall be exercisable after the expiration of five (5) years from the date of its grant.

         In the event that any outstanding option under the Plan expires by reason of lapse of time or otherwise is terminated or canceled for any reason, then the Common Shares subject to any such option which have not been issued pursuant to the exercise of the option shall again become available in the pool of Common Shares for which options may be granted under the Plan.

         3.       CANCELLATION OF AND SUBSTITUTION FOR OPTIONS.

         The Company shall have the right to cancel any option at any time before it otherwise would have expired by its terms and to grant to the same optionee in substitution therefor a new stock option stating an option price which is lower (but not higher) than the option price stated in the canceled option. Any such substituted option shall contain all the terms and conditions of the canceled option provided, however, that notwithstanding Section 2 of
Article II, such substituted option shall not be exercisable after the expiration of ten (10) years from the date of grant of the canceled option.



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         4.       TERMS AND CONDITIONS OF OPTIONS.

         Options granted pursuant to the Plan shall be evidenced by agreements in such form as the Board or the Committee shall from time to time determine, which agreements shall comply with the following terms and conditions.

                  (A)      Number of Shares and Type of Option

                  Each option agreement shall state the number of Common Shares for which the option is exercisable and whether the option is intended to be an incentive stock option or a nonqualified stock option.

                  (B)      Option Price

                  Each option agreement shall state the exercise price per share or the method by which such price shall be computed. The exercise price per share shall be determined by the Board or the Committee at the date such option is granted. In the case of a nonqualified option, the exercise price may be not less than 85% of the fair market value of the Common Shares on the date such option is granted. In the case of an incentive stock option, the exercise price shall be not less than 100% of the fair market value of the Common Shares on the date such option is granted. Notwithstanding the foregoing, the exercise price per share of a option granted to a person who, on the date of such grant and in accordance with Section 425(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation, shall be not less than 110% of the fair market value of the Common Shares on the date that the option is granted.

                  (C)      Medium and Time of Payment

                  The exercise price shall be payable upon the exercise of an option in the lawful currency of the United States of America or, in the discretion of the Board or the Committee, in Common Shares or in a combination of such currency and such shares. Upon receipt of payment, the Company shall deliver to the optionee (or person entitled to exercise the option) a certificate or certificates for the Common Shares purchased through such exercise.

                  (D)      Exercise of Options

                  Each option shall state the time or times when it becomes exercisable, which shall be determined by the Board or the Committee; provided, that all options shall vest at a rate not less than 20% per year over 5 years from the date of grant.

         To the extent that an option has become vested (except as provided in Article III), and subject to the foregoing restrictions, it may be exercised in whole or in such lesser amount as may


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be authorized by the option  agreement.  If exercised in part,  the  unexercised portion of an option shall continue to be held by the optionee and may thereafter be exercised as herein provided.

                  (E)    Termination of Employment Except By Disability or Death

         In the event that an optionee who is an employee of the Company shall cease to be employed by the Company for any reason other than his or her death or disability, his or her option shall terminate on the date (3) months after the date that he ceases to be an employee of the Company. The Committee or the Board may waive the provisions of this Subsection 4(E) at the date of grant of an option or at a later date.

                  (F)      Disability of Optionee

                  If an optionee who is an employee of the Company shall cease to be employed by the Company by reason of his or her becoming permanently and totally disabled within the meaning of Section 22(e)(3) of the Code (as determined by the Board or the Committee), such option shall terminate on the date one (1) year after cessation of employment due to such disability. The Committee or the Board may waive the provisions of this Subsection 4(F) at the time of grant of an option or at a later date if the option is not an incentive stock option.

                  (G)      Death of Optionee and Transfer of Option

                  If an optionee should die while in the employ of the Company, or within the three-month period after termination of his or her employment with the Company during which he or she is permitted to exercise an option in accordance with Subsection 4(F) of this Article II, such option shall terminate on the date one (1) year after the optionee's death. During such one-year period, such option may be exercised by the executors or administrators of the optionee's estate or by any person or persons who shall have acquired the option directly from the optionee by his or her will or the applicable law of descent and distribution. During such one year period, such option may be exercised with respect to the number of shares for which the deceased optionee would have been entitled to exercise it at the time of his or her death. The Committee or the Board may waive the provisions of this Subsection 4(G) at the date of grant of an option or at a later date if the option is not an incentive stock option.


                                   ARTICLE III

                      RECAPITALIZATIONS AND REORGANIZATIONS

         The number of Common Shares covered by the Plan, and the number of Common Shares and price per share of each outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Common Shares resulting from a subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease


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in the number of issued and outstanding  Common Shares effected  without receipt of consideration by the Company.

         Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to options hereunder are changed into or exchanged for cash or property or securities not of the Company's issue, or upon a sale of substantially all the property of the Company to, or the acquisition of stock representing more than eighty percent (80%) of the voting power of the stock of the Company then outstanding by, another corporation or person, the Plan shall terminate, and all options theretofore granted hereunder shall terminate, unless provision can be made in writing in connection with such transaction for the continuance of the Plan and/or for the assumption of options theretofore granted, or the substitution for such options of options covering the stock of a successor corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and options theretofore granted shall continue in the manner and under the terms so provided.

         To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

         The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes or its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

         1.       RIGHTS AS A SHAREHOLDER.

         An optionee or a transferee of an option shall have no rights as a shareholder with respect to any Common Shares covered by an option until the date of the receipt of payment (including any amounts required by the Company pursuant to Section 10 of Article I) by the Company. No adjustment shall be made as to any option for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to such date, except as provided in Article III.

         2.       MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS

         Subject to the terms and conditions and within the limitations of the Plan, the Board or the Committee may modify, extend, renew, or cancel outstanding options granted under the Plan.


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Notwithstanding  the foregoing,  however,  no  modification  of an option shall, without the consent of the optionee impair or diminish any rights or obligations under any option theretofore granted under the Plan, except as provided in
Section 8 of Article I. For purposes of the preceding sentence, the right of the Company pursuant to Section 3 of Article II to cancel any outstanding option and to issue theretofor a substituted option stating a lower option price shall not be construed as impairing or diminishing an optionee's rights or obligations.

         3.       OTHER PROVISIONS.

         The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option or restrictions required by any applicable securities laws, as the Board or the Committee shall deem advisable.

         4.       APPLICATION OF FUNDS.

         The proceeds received by the Company from the sale of Common Shares pursuant to the exercise of options will be used for general corporate purposes.

         5.       NO OBLIGATION TO EXERCISE OPTION.

         The granting of an option shall impose no obligation upon the optionee or a transferee of the option to exercise such option.

         6.       FINANCIAL ASSISTANCE.

         The Company is vested with authority under this Plan to assist any employe to whom an option is granted hereunder (including any director or officer of the Company or any of its subsidiaries who is also an employee) in the payment of the purchase price payable on exercise of that option, by lending the amount of such purchase price to such employee on such terms and at such rates of interest and upon such security (or unsecured) as shall have been authorized by or under authority of the Board or the Committee.

         7.       FINANCIAL REPORTS.

         The Company shall deliver to each grantee of an option a balance sheet of the Company as at the end of its most recently completed fiscal year, and an income statement of the Company as of the end of such fiscal year. Such financial statements shall be delivered no less frequently than annually; provided, that such financial statements need not be delivered to any employee whose duties as an employee assure them access to such financial information.


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